Exhibit 10.2
AMENDMENT NO. 1 TO FUNDING AGREEMENT

This Amendment No. 1 to Funding Agreement (this “Amendment”), is entered into on August 7, 2020, by and between Biohaven Pharmaceutical Holding Company Ltd., a business company organized under the laws of the British Virgin Islands (the “Seller”), Biohaven Pharmaceuticals Ireland DAC, a designated activity company organized under the laws of Ireland (“BPID”, and together with the Seller, the “Seller Entities”), and RPI Finance Trust, a Delaware statutory trust (the “Buyer”) and amends that certain Funding Agreement dated June 18, 2018 (the “Funding Agreement”) by and between the Seller and the Buyer. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Funding Agreement.
WHEREAS, the Seller is, concurrently with the execution of this Amendment, entering into that certain Funding Agreement, by and between the Seller and RPI 2019 Intermediate Finance Trust;
WHEREAS, on July 30, 2020, the Seller sought to assign, and BPID sought to assume, the Seller’s rights, title, interests and obligations in, to and under the Funding Agreement pursuant to an Assignment and Assumption Agreement (the “July 30 Assignment”);
WHEREAS, (i) pursuant to Section 9.6 of the Funding Agreement, the transfer by the Seller of Product Collateral, in certain situations requires the consent of the Buyer, (ii) the Seller transferred certain Product Collateral to BPID on July 30, 2020, and (iii) in connection therewith, and as a condition to the Buyer’s consent, BPID has agreed to become jointly and severally obligated with the Seller under the Funding Agreement;
WHEREAS, the Seller, BPID and the Buyer desire to otherwise amend certain terms of the Funding Agreement; and
WHEREAS, pursuant to Section 9.7(a) of the Funding Agreement, the Funding Agreement may be amended only in a writing signed by each of the parties thereto.
NOW, THEREFORE, the parties hereto agree as follows:
1.    Assumption and Consent; Certain Representations.
(a)    Effective as of July 30, 2020 and notwithstanding anything to the contrary in the July 30 Assignment, BPID hereby assumes on a joint and several basis with the Seller, and not merely as surety but as a co-obligor, all of the duties and obligations of the Seller under the Funding Agreement and each reference to the “Seller” in Funding Agreement (other than such references in the definition of “Change of Control”) shall be deemed to refer to both the Seller and BPID, collectively. In furtherance of the foregoing, each of the Seller Entities is hereby accepting joint and several liability under the Funding Agreement, as amended hereby, in consideration of the financial accommodations to be provided by the Buyer, for the mutual benefit, directly and indirectly, of the Seller Entities, and in consideration of the undertakings of the other Seller Entity to accept joint and several liability for the duties and obligations under the Funding Agreement.
(b)    The Buyer hereby consents to the transfer of Product Collateral by the Buyer to BPID with effect as of July 30, 2020.
(c)    The Seller and BPID each hereby make to the Buyer as of the date hereof those representations and warranties contained in Sections 3.1(a) through (e) of the Funding Agreement as if each were the Seller therein (except that for purposes of Section 3.1(a), BPID hereby represents that it is a designated activity company duly organized, validly existing and, to the extent applicable, in good standing under the laws of Ireland) and as if references therein to “this Agreement” referred to the Funding Agreement as amended by this Amendment.
2.    Amendments.
(a)    Section 5.2(b) of the Funding Agreement is hereby amended and restated in its entirety as follows:
“(b)    Provided that the Buyer has provided to the Seller a valid, properly executed Internal Revenue Service Form W-8BEN-E or other appropriate form certifying that the Buyer is exempt from U.S. federal withholding Tax under a United States income Tax treaty, the Seller shall make all payments required to be made by it to the Buyer pursuant to this Agreement in U.S. dollars by wire transfer of immediately available funds to the bank account designated in writing from time to time by the Buyer, without set-off, reduction or deduction, or withholding for or on account of any Taxes except to the extent any such withholding Taxes become due as a result of a re-domiciliation of Buyer (or deemed re-domiciliation for Tax purposes, change in the beneficial owner of the payments made pursuant to this Agreement, or change in lending office) or an assignment of this Agreement by Buyer.”
(b)    Section 5.2 of the Funding Agreement is hereby amended to add the following clause (e):
“(e)    “
(c)    Section 5.9 of the Funding Agreement is hereby amended to add the following parenthetical to the end of the second sentence thereof:
“(or if restricted by applicable confidentiality obligations under the, notice thereof and a summary of such material breach)”
(d)    Section 5.11 of the Funding Agreement is hereby amended and restated as follows:
“Section 5.11. Negative Pledge; Preservation of Assets; Acceleration Events. Prior to, except for (i) Permitted Licenses to Permitted Licensees or (ii) Permitted Liens, the
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Seller shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of the Product Collateral, without (x) the Seller (and BPID, with respect to any Product Collateral it owns) causing Buyer to be secured on a pari passu basis with respect to the then-net present value of the Participation Payments owed at such time and projected to be payable in the future (without regard to any bankruptcy or insolvency of the Seller, any of its Affiliates or any Third Party) (which shall be determined in accordance with Exhibit E) (clauses (1) and (2), collectively, the “Remaining Obligations”) and (y) the Buyer and the Third Party in favor of whom such Lien is granted and, at the request of the Buyer or such Third Party, the Seller (and any Subsidiary that owns the applicable Product Collateral), entering into an intercreditor agreement in connection with the creation of such Lien in form and substance reasonably satisfactory to the Buyer, the Seller (and any such Subsidiary) and the Third Party in favor of whom such Lien is granted. Further, upon an Acceleration Event, the Seller agrees that the amounts comprising the Remaining Obligations (determined in accordance with Exhibit E) shall automatically and immediately accelerate and become immediately due and payable, in each case, without any action or notice by any party or Person. The parties hereto acknowledge and agree that (A) this Agreement is a non-executory contract, (B) the Buyer will have fully and completely performed all of its obligations and duties due hereunder as of the Closing Date, including having paid in cash the entire Purchase Price, which is adequate and proper consideration for the Remaining Obligations outstanding to the Buyer under this Agreement, (C) the Seller’s Remaining Obligations to the Buyer are fully-earned, irrevocable and unconditional, including, without limitation, in an Acceleration Event, (D) in light of the impracticality and difficulty of ascertaining actual damages, the Remaining Obligations are intended to be a reasonable calculation of the actual damages that would be suffered by the Buyer as a result of any such Acceleration Event and are not intended to act as a penalty, (E) the process by which the Remaining Obligations are to be determined pursuant to Exhibit E shall not be considered an action that may be blocked by the automatic stay or any other provision of Bankruptcy Law in an Acceleration Event but rather a fair and rational approach for establishing the value of such amount and (F) it would be inequitable and unjust for all parties hereto and all other interested parties or Persons for any bankruptcy court, other court, Governmental Entity or other Person to not honor or carry out the process for establishing the Remaining Obligations as set forth in this Section 5.11 and Exhibit E.”
(e)    Section 9.1 of the Funding Agreement is hereby amended by amending and restating the definitions of “Lien”, “Permitted Lien” and “Product Collateral” as follows:
““Lien” means any mortgage, lien, pledge, participation interest, charge, adverse claim, security interest, encumbrance or hypothecation of any kind (or other preferential arrangement of any kind in the nature of a security interest).”
““Permitted Liens” means (a) Liens for Taxes not yet delinquent or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as supplier’s, carriers’, warehousemen’s, distributors’, wholesaler’s, materialmen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business which are (i) not delinquent and remain payable without
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penalty, (ii) subject to a right of set-off, or (iii) being contested in good faith and by appropriate proceedings; (c) non-exclusive licenses to Intellectual Property Rights entered into in the ordinary course of business; (d) licenses, covenants not to sue or other similar rights to Intellectual Property Rights granted by a third party prior to the acquisition of such Intellectual Property Rights by Seller or its Affiliates, (e) any interest of a licensor under any In-License, (f) Liens in the nature of customary rights of set-off in favor of counterparties to contractual agreements in the ordinary course of business, (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Seller or any Affiliate in the ordinary course of business; (i) Liens on specific items of inventory (and the proceeds thereof) of the Seller or any Affiliate securing such obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory in the ordinary course of business; (j) Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation that is not prohibited under this Agreement with respect to which the Seller or any Affiliate shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired; (k) usual and customary Liens on cash, cash equivalents and securities on deposit incurred to secure obligations arising in the ordinary course of business in respect of treasury, depositary and cash management services, including payment processing services (including automated clearinghouse transfers of funds), business credit card programs, netting services, cash pooling, overdrafts and related liabilities arising therefrom; (l) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction (and any similar liens under the applicable laws under foreign jurisdictions) covering only the items being collected upon; (m) earnest money deposits, escrow and similar arrangements in connection with the acquisition (or disposition) of assets, from (or to) Third Parties and (n) usual and customary deposits of, and Liens on, cash and cash equivalents to secure hedging obligations, letters of credit, banker’s acceptances, performance, surety and appeal bonds, statutory obligations, bids, leases, government contracts, trade contracts and other similar obligations (in each case, excluding indebtedness for borrowed money), in each case, incurred in the ordinary course of business.”
(f)    Section 9.1 of the Funding Agreement is hereby amended by adding the following definitions in alphabetical order:
““2020 Funding Agreement” means that certain Funding Agreement, dated as of August 7, 2020, by and between the Buyer and RPI 2019 Intermediate Financing Trust, as amended restated, supplemented or otherwise modified from time to time.”
(g)    Section 9.6 of the Funding Agreement is hereby amended and restated as follows:
“Section 9.6    Assignment. No Seller Entity may assign this Agreement, any of its rights or obligations hereunder or any Product Rights, without the Buyer’s prior written
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consent, except to (i) an Affiliate or Third Party (including without limitation a collaborator or joint venture partner) in connection with the sale or transfer of all or substantially all of the Seller Entities’ business or assets related to all Products (including this Agreement and the Product Rights), whether by merger, sale of assets, license, reorganization or otherwise; provided that, in each case upon closing of any such transaction, the Seller causes such Affiliate or Third Party, as applicable, to deliver a writing to the Buyer in which it assumes all of the obligations of the Seller to the Buyer under this Agreement, or (ii) BPID; provided further that, in connection with a Permitted License relating to a Product, the Seller may assign or transfer, without the consent of the Buyer, Marketing Approvals related to such Product, provided that such Marketing Approvals are assigned or transferred back to Seller upon termination of such Permitted License. Buyer may assign this Agreement to any Third Party without Seller’s prior written consent, provided that (a) Buyer causes such assignee to deliver a writing to the Seller in which it assumes all of the obligations of the Buyer to the Seller under this Agreement and (b) if Buyer assigns this Agreement, or any rights or obligations hereunder, to any entity other than another financial institution, (i) Buyer shall ensure that no information provided by Seller to Buyer pursuant to Section 5.1 will be disclosed or transferred to such assignee, and (ii) if Buyer has transferred its entire interest in the Participation Right to one or more Third Parties, Seller’s obligations pursuant to Section 5.1 shall automatically and irrevocably terminate. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns. Any purported assignment in violation of this Section 9.6 shall be null and void.”
(h)    A new Exhibit E shall be added to the Funding Agreement in the form of Annex I attached hereto.
3.    General Provisions.
(a)    Except as expressly amended by this Amendment, the Funding Agreement shall continue in full force and effect and may only be further amended in accordance with its express terms.
(b)    Terms defined in this Amendment shall be deemed included in Section 9.1 of the Funding Agreement, in alphabetical order and with cross reference to amended Section 5.11 or Exhibit E of the Funding Agreement, as applicable.
(c)    This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.
(d)    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
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(e)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the trust deed of the Buyer, (ii) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Buyer and (iii) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Agreement or any related documents.
[Signature page follows.]

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IN WITNESS WHEREOF, each party has executed this Amendment No. 1 to Funding Agreement as of the date first written above.
SELLER ENTITIES:
BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.

By:
    Name:
Title:

BIOHAVEN PHARMACEUTICAL IRELAND DAC

By:
    Name:
Title:
IN WITNESS WHEREOF, each party has executed this Amendment No. 1 to Funding Agreement as of the date first written above.

BUYER:
RPI FINANCE TRUST

By:     Wilmington Trust, National Association, not in its individual capacity but solely in its capacity as owner trustee

By:
    Name:
Title:

Annex I